Exhibit C

Purchaser Number:

CF FUND II, LLC

a Pennsylvania limited liability company

SUBSCRIPTION AGREEMENT

THE PROMISSORY NOTES OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

1. SUBSCRIPTION.

AMOUNT OF INVESTMENT:	$____________________________________

(a)   The undersigned (“Purchaser”) hereby subscribes to become a holder (“Noteholder”) of promissory notes in CF FUND II, LLC, a Pennsylvania limited liability company (the “Company”), and to purchase through his, her or its investment the amount of promissory notes (“Promissory Notes”) as indicated above, all in accordance with the terms and conditions of this Subscription Agreement, the Promissory Notes, the Articles of Organization (the “Articles”), and the Offering Circular (the “Offering Circular”).

(b)   The Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. The Purchaser agrees to become a Noteholder and to be bound by all the terms and conditions of the Promissory Notes. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser, except as expressly provided in the terms and conditions of the actual Promissory Notes.

(c)   This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

(d)   Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser as a Noteholder, shareholder or secured creditor of the Company. This is an agreement only to purchase the Promissory Notes on a when issued basis; and the Purchaser will become a Noteholder (and not a shareholder or secured creditor) only after the Purchaser’s funds are duly transferred to the account of the Company and the Promissory Notes are issued thereupon to the Purchaser. Until such time, the Purchaser shall have only those rights as may be set forth in this Subscription Agreement.

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(e)   The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Offering Circular, and the Promissory Notes. If Purchaser is deemed an Accredited Investor, the Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is an “Accredited Investor” as defined in Regulation D promulgated under the Act. If Purchaser is a non-accredited investor, the Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is sophisticated and meets the non-accredited suitability standards further outlined below, that will allow the investor to purchase Promissory Notes.

(f)    Each Purchaser’s Subscription Agreement will be accepted or rejected by the Company within fifteen (15) days or sooner, of its receipt. If a Purchaser’s funds have not been deposited into the account of the Company and the Purchaser has not been accepted as a Noteholder within fifteen (15) days of delivering the Subscription Agreement to the Company, the Company will automatically return the Purchaser his, her, or its funds and revoke the Subscription Agreement.

(g)   Delivery of Financial Information of the Company. Within one hundred and twenty (120) days following the end of each fiscal year of the Company (subsequent to the date of the Promissory Note and prior to the maturity date), the Company will deliver a copy of its annual financial statements to the Purchaser (provided that Purchaser is accepted as a Noteholder). Purchaser hereby consents to delivery of the Company’s financial statements in the method selected below (please check one of the boxes below and provide the requested information):

☐	Electronic mail to:

☐	Certified mail to the following address:

2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants, and agrees as follows:

(a)   I have received and read the Offering Circular and its Exhibits, including the terms and conditions of the Promissory Notes, and I am thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. I have relied solely upon the Offering Circular and independent investigations made by me or my representative with respect to the investment in Promissory Notes. No oral or written representations beyond the Offering Circular have been made or relied upon.

(b)  I have read and hereby acknowledge the terms of the Offering Circular and Promissory Note. By purchasing the Promissory Notes and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Promissory Notes.

(c)   I understand that the Company has limited financial and operating history. I have been furnished with such financial and other information concerning the Company, its management, and its business, as I consider necessary in connection with the investment in Promissory Notes. I have been given the opportunity to discuss any questions and concerns with the Company.

(d)   I am purchasing Promissory Notes for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Promissory Notes.

2

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(e)   I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Promissory Notes and the Company.

(f)   I have carefully reviewed and understand the risks of investing in the Promissory Notes, including (without limitation) those set forth in the Offering Circular and the terms and conditions of the Promissory Notes. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Promissory Notes to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

(g)   I have been advised that the Promissory Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and the offering of Promissory Notes has been qualified in accordance with Regulation A promulgated under the Act, and will be registered or qualified with all applicable State Securities Law (the “Law”) where the Company is offering and/or selling Promissory Notes.

(h)   All information which I have furnished in this Subscription Agreement concerning myself, my financial position, and my knowledge of financial and business matters is correct, current, and complete.

3. PURCHASER SUITABILITY STANDARDS. The Company intends to sell the Promissory Notes to qualified Purchasers, including “accredited investors” and to a maximum of five hundred (500) sophisticated non-accredited investors who meet the conditions set forth below. All Purchasers who are not deemed “accredited” shall supply such information to the Company as the Company may deem necessary (in its sole and absolute discretion) to determine that the Purchaser, or his, her or its purchaser representative, renders the Purchaser capable of evaluating risks of a proposed investment in the Promissory Notes and meets one of the conditions set forth below. All Purchasers, whether deemed “Accredited” or “non-accredited” must meet one of the standards set forth below (as applicable to each Purchaser) and have such knowledge and experience in financial matters, either alone or together with a Purchaser representative, to make them capable of evaluating the merits and risks of such an investment in the Notes being offered.

The Notes will be sold to a maximum of five Hundred (500) non-accredited public investors who meet ONE the following conditions: (Please provide Purchaser’s initials next to the category the Purchaser meets below, by providing Purchaser’s initials, Purchaser warrants that such information is true, current, and accurate and Purchaser meets one of the conditions below)

___ 1.   A minimum annual gross income of seventy thousand dollars ($70,000) AND a minimum net worth of seventy thousand dollars ($70,000); OR

___ 2.   A minimum net worth of two hundred and fifty thousand dollars ($250,000), exclusive of automobile, home and home furnishings.

3

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

The Notes will also be sold to a maximum of two thousand (2000) “Accredited Investors”. To qualify as an “Accredited Investor” a Purchaser must meet ONE of the following conditions:

(a) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(c) Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00 (excluding the person’s primary residence);

(f) Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g) Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

(h) Any entity in which all of the equity owners are accredited investors.

4. AGREEMENT TO REFRAIN FROM RESALE. The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Promissory Notes, nor receive any consideration for Promissory Notes from any person, unless and until prior to any such action:

(a)   A registration statement on a form appropriate for the purpose under the Act with respect to the Promissory Notes proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

(b)   All of the following shall have occurred: (i) the Purchaser shall have furnished the Company with a detailed explanation of the proposed disposition, (ii) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Promissory Notes under the Act or qualification of such Promissory Notes under any other securities law, and (iii) counsel for the Company shall have concurred in such opinion and the Company shall have advised the Purchaser in writing of such concurrence.

4

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

5. MISCELLANEOUS.

(a)   CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to its choice of laws rules.

(b)   ENTIRE AGREEMENT: This Subscription Agreement constitutes the entire agreement between the parties and may be amended only by written agreement between all parties.

(c)   BINDING ARBITRATION: Any dispute, claim or controversy arising out of, relating to, in connection with or under this Subscription Agreement, or the breach or threatened breach thereof, will be resolved through confidential binding arbitration under the then prevailing rules of the American Arbitration Association in Allentown, Pennsylvania (or, if arbitration is unavailable in such venue, as close as physically possible to Allentown, Pennsylvania) and any party making a claim hereunder in whatever form hereby submits to jurisdiction and venue in that forum for any and all purposes. The decision of the arbitrator shall be final and judgment on any award thereupon may be entered in any court having jurisdiction thereof. This paragraph 5(c) shall not preclude either party from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(d)   TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Subscription Agreement.

(e)   TAXES. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Promissory Notes will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

(f)   DULY AUTHORIZED. If the Purchaser is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Promissory Notes by such entity will not violate any law or agreement by which it is bound.

(g)   PROMISSORY NOTES CONTAIN RESTRICTIVE LEGEND. Any documents or certificates issued to evidence ownership of the Promissory Notes will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Promissory Notes on the books of the Company in violation of such restrictions.

(h)   SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

5

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

(i)   INDEMNIFICATION. The Purchaser shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

(i)         Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

(ii)        Any disposition by the Purchaser of any Promissory Notes in violation of this Agreement, the Offering Circular, the terms and conditions of the Promissory Notes or any applicable law; or

(iii)       Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

(iv)       Pennsylvania Residents Disclosure. It is the position of the Pennsylvania Department of Banking and Securities that indemnification in connection with a violation of the securities laws is against public policy and void.

6. FORM OF OWNERSHIP. Please indicate the form in which you will hold title to your Promissory Notes. Please consider this election carefully. Once your subscription is accepted, a change in the form of title constitutes a transfer of the Promissory Notes and will therefore be restricted by the terms of the Promissory Notes and the Act. Purchaser should seek the advice of an attorney in deciding in which of the forms to take ownership of the Promissory Notes as different forms of ownership can have substantially varying gift tax, estate tax, income tax and other consequences.

( )	INDIVIDUAL OWNERSHIP (one signature required).

( )	COMMUNITY PROPERTY (one signature required if Promissory Notes held in one name, i.e., managing spouse; two signatures required if Promissory Notes held in both names).

( )	JOINT TENANTS WITH RIGHT TO SURVIVORSHIP (not as tenants in common) (both or all parties must sign).

( )	TENANTS IN COMMON (both or all parties must sign).

( )	GENERAL PARTNERSHIP (fill out all documents in the name of the partnership by a partner authorized to sign)

( )	LIMITED PARTNERSHIP (fill out all documents in the name of the limited partnership by a general partner authorized to sign, and include a copy of the Certificate of Limited Partnership or equivalent)

( )	LIMITED LIABILITY COMPANY (fill out all documents in the name of the limited liability company by the manager authorized to sign, and include a copy of the Articles of Organization or equivalent)

( )	LIMITED LIABILITY COMPANY (fill out all documents in the name of the limited liability company, by the President and Secretary, and include a certified corporate resolution authorizing the signature).

( )	TRUST (fill out all documents in the name of the trust, by the trustee, and include a copy of the instrument creating the trust and any other documents necessary to show that the investment by the trustee is authorized). The date of the trust must appear on the notarial where indicated.

( )	IRA or KEOGH plan (fill out all documents in the name of the IRA or Keogh plan, by the beneficiary); the documents must also be executed by the custodian of the plan.

6

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Please print in the space below the EXACT name the Purchaser desires on the account and the address for any correspondence and notices.

____________________________________________________

Exact Name(s)

_____________________________________________________

Street Address

_____________________________________________________

City, State, and Zip Code

_____________________________________________________

E-mail address

7. IDENTIFYING INFORMATION.

Individual purchaser(s):

Name of Purchaser: _____________________________________________________________

Social Security No.: __________ - _____ - __________    Date of Birth: ______/______/_______

Name of Co-Purchaser: __________________________________________________________

Social Security No.: __________ - _____ - __________    Date of Birth: ______/______/_______

Name of Co-Purchaser: __________________________________________________________

Social Security No.: __________ - _____ - __________    Date of Birth: ______/______/_______

Name of Co-Purchaser: __________________________________________________________

Social Security No.: __________ - _____ - __________    Date of Birth: ______/______/_______

Family Trust purchaser:

Exact name of Family Trust: ______________________________________________________

______________________________________________________________________________

Federal Tax Identification No. _____________________________________________________

Address (including City, State, and Zip):_____________________________________________

______________________________________________________________________________

Corporate purchaser:

Name of Limited liability company: _________________________________________________

Federal Tax Identification No.______________________________________________________

State and date of limited liability company: ___________________________________________

7

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Partnership or other business entity purchaser:

Name of Partnership or other business entity: _________________________________________

______________________________________________________________________________

Federal Tax Identification No.: _____________________________________________________

State and date of organization: _____________________________________________________

For limited liability company, business trust, investment company, partnership or other business entity:

Fiscal year end:_______________________________________________________________

Principal place of business ______________________________________________________

Phone number of business ______________________________________________________

What is the entity’s net worth, on a consolidated basis, according to its most recent audited financial statement? ___________________________________________________________

Company Pension or Profit Sharing Plan purchaser:

Exact Name of the Plan: _________________________________________________________

_____________________________________________________________________________

Name(s) of the Trustee(s): _______________________________________________________

_____________________________________________________________________________

Trustee’s State Residency: _______________________________________________________

Federal Tax Identification No. ____________________________________________________

State and date of organization: ____________________________________________________

Describe and set forth the value of the assets of the Plan or Trust: ________________________

_____________________________________________________________________________

Please identify the person(s) with investment control over the Plan or Trust assets and that person’s state of residence.

_____________________________________________________________________________

_____________________________________________________________________________

Please identify the person(s) responsible for the ministerial duties of administering the Plan or

Trust (the Trustee) and that person’s state of residence.

_____________________________________________________________________________

_____________________________________________________________________________

8

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

8. SPECIFIC INFORMATION REQUIRED FROM ENTITIES.

(INDIVIDUALS: SKIP TO SECTION 9 BELOW)

ACCREDITED INVESTOR STATUS OF THE ENTITY

Please select a category for the entity:

_____ (1) A bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(a) of the Act, whether acting in its individual or fiduciary capacity;

_____ (2) A broker or dealer registered pursuant to section 15 of the Act;

_____ (3) An insurance company as defined in section 2(13) of the Act;

_____ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

_____ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

_____ (6) Any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____ (7)* An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ (8) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (9) Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____ (10)** A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

_____ (11)*** An entity in which all the equity owners are accredited investors.

*Note for Certain Employee Benefit Plans: If you are a self-directed plan that believes it is an "accredited investor" because investment decisions are made solely by persons that are accredited investors, please complete the information for individuals pursuant to Section 10 with respect to you and each such person participating in making the investment decision.
**Note for Trusts: If you are a trust that believes it is an "accredited investor", please complete the information for individuals pursuant to Section 10 with respect to you and each person participating in making the investment decision.

***Note for Certain Entities: If you are an entity that believes it is an "accredited investor" by virtue of the accredited investor status of each equity owner thereof, please complete the information for individuals pursuant to Section 10 with respect to you and each such equity owner.

9

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

9. FURTHER REPRESENTATIONS. Purchaser (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement. Purchaser represents and warrants to the Company as follows:

1.         My statements and responses contained in this Subscription Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

2.         I will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement before acceptance by the Company of this subscription.

3.         I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

4.         I am able to bear the economic risk of an investment in the Promissory Notes for an indefinite period of time and understand that an investment in the Promissory Notes is illiquid and may result in a complete loss of such investment.

5.         Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s status as an Accredited Investor (as applicable) for the reason checked in Section 8 above or Section 10 below. Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s status as an Accredited Investor. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

6.        Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s suitability as a non-accredited investor (as applicable) for the reason checked in Section 3 above or Section 10 below. Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation (including but not limited to income tax returns, bank statements, W-2 forms, etc.) reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s financial condition and capability to meet the non-accredited investor suitability standards set forth in Section 3 above and Section 10 below. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

7.         Purchaser agrees and understands that in making this investment, Purchaser: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Promissory Notes; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

10

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

10. SPECIFIC INFORMATION REQUIRED FROM INDIVIDUALS.

SUITABILITY OF NON-ACCREDITED INVESTOR:

Please select and initial a category for the individual:

___ 1.   A minimum annual gross income of seventy thousand dollars ($70,000) AND a minimum net worth of seventy thousand dollars ($70,000); OR

___ 2.   A minimum net worth of two hundred and fifty thousand dollars ($250,000), exclusive of automobile, home and home furnishings.

ACCREDITED INVESTOR STATUS OF INDIVIDUAL:

Please select a category for the individual:

_____ (1) Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

_____ (2) Any natural person whose individual net worth or joint net worth, with that person’s spouse, at the time of their purchase exceeds One Million Dollars ($1,000,000.00) (excluding the person’s primary residence);

_____ (3) A director or executive officer of the Company

11. INVESTMENT EXPERIENCE OF PURCHASER.

ALL PURCHASERS SHOULD COMPLETE THIS SECTION

If Purchaser is not an individual, please provide the following information about each officer, general partner, and/or other person who will participate in the decision to purchase the Promissory Notes.

Person No. 1:

Educational background (name of college attended, major, degree obtained, if any, and year):

_______________________________________________________________________

Investing courses attended (list the name of each, sponsor, and date of attendance):

_______________________________________________________________________

Any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker/dealer registrations held:

_______________________________________________________________________

11

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

Person No. 2:

Educational background (name of college attended, major, degree obtained, if any, and year):

_______________________________________________________________________

Investing courses attended (list the name of each, sponsor, and date of attendance):

_______________________________________________________________________

Any professional licenses or registrations, including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker/dealer registrations held:

________________________________________________________________________

Has Purchaser had the following investment experience? Check all that apply:

☐	Stock Market investing for at least two (2) years in self-managed accounts.
☐	Real Estate investing for at least two (2) years.
☐	Investing in trust deeds for at least two (2) years.
☐	Bond investing in self-managed accounts.
☐	Mutual Fund investing.

Do you have an “Investment Advisor” in order to meet the requirement under #7 of Section 9 above

YES ☐ (If yes, the information below must be completed)	NO ☐

Name of Advisor(s) and Relationship:

Advisor’s Address:

City:	State:	Zip Code:

Advisor’s Phone Number:	( )	-

Qualifications of the Advisor(s):

12. PENNSYLVANIA RESIDENTS ONLY. If you have accepted an offer to purchase these securities and have received a written notice explaining your right to withdraw your acceptance pursuant to section 207(m)(1) of the Pennsylvania Securities Act of 1972, you may elect, within two business days from the date of receipt by the issuer of your binding contract of purchase or, in the case of a transaction in which there is no binding contract of purchase, within two business days after you make the initial payment for securities being offered, to withdraw your acceptance and received full refund of all monies paid by you. Your withdrawal will be without any further liability to any person. To accomplish this withdrawal, you need only send a written notice (including a notice by facsimile or electronic mail) to the issuer (or placement agent if one is listed on the front page of the Offering Circular) indicating your intention to withdraw.

[Signature Page to Subscription Agreement follows]

12

SUBSCRIPTION AGREEMENT	CF FUND II, LLC

[Signature Page to Subscription Agreement]

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement this ___________ day of _________________________, 20________.

BY PURCHASING PROMISSORY NOTES AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY THE COMPANY, TO BE LEGALLY BOUND BY THE TERMS OF THE PROMISSORY NOTES.

Name of Entity (if applicable)(printed or typed)

Purchaser Signature	Co-Purchaser Signature

Name and title (if applicable) of person signing	Name and title (if applicable) of person signing

Co-Purchaser Signature	Co-Purchaser Signature

Name and title (if applicable) of person signing	Name and title (if applicable) of person signing

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY COMPANY)

ACCEPTANCE

The Company has accepted this Subscription Agreement as of this ___day of ________________, 20___, by the signature of a duly authorized representative.

CF FUND II, LLC
a Pennsylvania limited liability company

By:
Name:	Jeffrey A. Cella
Title:	President and Chief Executive Officer of Conquest Funding, Inc., Parent Company of CF FUND II, LLC

13